UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2006

FIRST HORIZON PHARMACEUTICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30123	58-2004779
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

6195 Shiloh Road
Alpharetta, Georgia 30005

(Address of principal executive offices) (Zip Code)

(770) 442-9707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01            Other Events

On May 15, 2006, in connection with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, the Board of Directors of First Horizon Pharmaceutical Corporation (the “Company”) approved the establishment of a sales plan by Mr. Patrick Fourteau, Chief Executive Officer, President and a Director of First Horizon, to sell up to a maximum of 167,500 shares of common stock issued pursuant to restricted stock awards and up to 157,500 shares of common stock underlying stock options, between May 16, 2006 and January 23, 2008. Under Mr. Fourteau’s sales plan, certain specified amounts of the shares subject thereto, up to and including all shares subject thereto, may be sold on a periodic basis.

Further, on May 15, 2006, in connection with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, the Board of Directors of First Horizon Pharmaceutical Corporation (the “Company”) approved the establishment of a sales plan by Mr. Darrell Borne, Executive Vice President and Chief Financial Officer of First Horizon, to sell up to a maximum of 83,750 shares of common stock issued pursuant to restricted stock awards and up to 77,500 shares of common stock underlying stock options, between May 16, 2006 and January 23, 2008. Under Mr. Borne’s sales plan, certain specified amounts of the shares subject thereto, up to and including all shares subject thereto, may be sold on a periodic basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon Pharmaceutical Corporation
(Registrant)

By:	/s/ Darrell Borne
Darrell Borne
Chief Financial Officer,
Secretary and Treasurer

Date:  May 18, 2006